UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 8.01 Other Events.

In connection with the At-The-Market Offering Agreement entered into between Cocrystral Pharma, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”) on July 1, 2020 (the “Agreement”), on June 15, 2023 the Company filed a prospectus supplement under its replacement shelf registration statement on Form S-3 (File No. 333-271883) (the “Registration Statement”) for the offering of up to $7,250,000 shares of common stock (the “Shares”) pursuant to the Agreement. The Agreement, including a description of the material terms thereof was previously disclosed in the Company’s Current Report on Form 8-K filed on July 2, 2020, and a copy of the Agreement was filed as Exhibit 1.1 thereto. This Current Report on Form 8-K is being filed to incorporate by reference into the Registration Statement the opinion and consent of the Company’s counsel with respect to the validity of the Shares being offered and sold in the offering, which are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: June 15, 2023	By:	/s/ James Martin
	Name:	James Martin
	Title:	Co-Chief Executive Officer and Chief Financial Officer